UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2003

CRESCENT BANKING COMPANY

(Exact Name of Registrant as Specified in Charter)

Georgia	0-20251	58-1968323
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

251 Highway 515, Jasper, Georgia 30143

(Addresses of Principal Executive Offices, including Zip Code)

(706) 692-2424

(Registrant’s Telephone Number, including Area Code)

Item 4. Changes in Registrant’s Certifying Accountant

On May 1, 2003, the Audit Committee of the Board of Directors of Crescent Banking Company (the “Company”) approved the replacement of Mauldin & Jenkins, Certified Public Accountants and Consultants, LLC (“Mauldin & Jenkins”) as its independent public accountants and appointed Dixon Odom PLLC (“Dixon Odom”) as its new independent accountants, subject to, and effective as of, the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003.

Mauldin & Jenkins’ reports on the Company’s financial statements for the past two fiscal years ended December 31, 2002 and 2001 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years ended December 31, 2002 and 2001, and through the subsequent interim period ended May 16, 2003, there were and have been no disagreements with Mauldin & Jenkins on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Mauldin & Jenkins, would have caused them to make reference to the subject matter of the disagreement in connection with their reports for such periods. None of the reportable events described in Item 304(a)(1)(v) of Regulation S-K occurred during the fiscal years ended December 31, 2002 and 2001 or during the subsequent interim period through May 16, 2003.

The Company has provided Mauldin & Jenkins with a copy of the foregoing disclosures. Attached as Exhibit 16.1 to this report is a copy of the letter from Mauldin & Jenkins dated May 20, 2003, stating Mauldin & Jenkins’ agreement with these disclosures.

During the two most recent fiscal years ended December 31, 2002 and 2001, and through May 16, 2003, the Company has not consulted with Dixon Odom regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Commission Regulation S-K.

Item 7. Financial Statements, Pro Forma Financial Information, and Exhibits.

(c) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description
16.1	Letter addressed to the Securities and Exchange Commission from Mauldin & Jenkins, Certified Public Accountants and Consultants, LLC, dated May 20, 2003.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESCENT BANKING COMPANY

/s/ J. Donald Boggus, Jr.
J. Donald Boggus, Jr. President and Chief Executive Officer

Date:	May 21, 2003

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INDEX TO EXHIBITS

Exhibit No.	Description
16.1	Letter addressed to the Securities and Exchange Commission from Mauldin & Jenkins, Certified Public Accountants and Consultants, LLC, dated May 20, 2003.